UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 22, 2009
VISTEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (800)-VISTEON
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In response to turbulent economic conditions, Visteon Corporation (the “Company”) is announcing that it is decreasing the base salaries of certain of its salaried employees. The amount of the decrease will range up to 10% depending on each employee’s organizational level and location. The salary decreases will be effective beginning February 1, 2009 through June 30, 2009, at which time the Company will review whether to continue such program. Specific reductions for certain senior executives are as follows: a 10% reduction for Donald J. Stebbins, Chairman, President and Chief Executive Officer; a 7.5% reduction for William G. Quigley III, Executive Vice President and Chief Financial Officer; and a 7.5% reduction for John Donofrio, Senior Vice President and General Counsel.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION
Date: January 22, 2009	By:	/s/ John Donofrio
John Donofrio
Senior Vice President and General Counsel